EXHIBIT 10

              FIRST AMENDMENT TO CREDIT AGREEMENT


     This  First  Amendment to Credit Agreement (the "Amendment
                                                      ---------")
is made as of June 30, 2000, by and among CERNER CORPORATION, a Delaware corporation (the "Borrower
                            --------"), and FIRSTAR BANK MIDWEST,
N.A., successor to Mercantile Bank, as Agent and, as of the date hereof, the sole Bank under the Credit Agreement referred to below, and as Issuing Bank.

                     Preliminary Statements

     (a) The Borrower, the Agent, the Issuing Bank and the Bank are parties to a Credit Agreement dated as of April 1, 1999 (the "Credit Agreement
 -----------------"). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement.

     (b) The Borrower has requested that (1) the maturity of the revolving credit facility be extended to June 30, 2003, (2) the commitment (non-usage) fee referred to in Section 3.1 of the Credit Agreement be amended, and (3) the definition of Tangible Net Worth and certain of the financial covenants in the Credit Agreement be modified in certain respects.

     (c) The Agent, on behalf of the Bank and the Issuing Bank, is willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.

     NOW, THEREFORE, the parties agree as follows:

     1.    Termination Date.  The definition of Revolving  Credit
Termination Date in Section 1.1 of the Credit Agreement is deleted and is replaced by the following:

               "Revolving   Credit  Termination   Date
                --------------------------------------"
          shall  mean June 30, 2003; provided, however,
          that  if such date would otherwise fall on  a
          date  which  is  not  a  Business  Day,   the
          Revolving Credit Termination Date shall be the next preceding Business Day.

     2.    Tangible  Net Worth.  The definition of  Tangible  Net
Worth in Section 1.1 of the Credit Agreement is deleted and is replaced by the following:

               "Tangible   Net   Worth
                ----------------------"   shall    mean
          Consolidated Net Worth, less the sum  of  all
          goodwill,  trade names, trademarks,  patents,
          organization   expense,   unamortized    debt
          discount   and  expense  and  other   similar
          intangibles properly classified  as  such  in
          accordance  with GAAP, which are incurred  or
          booked  subsequent to July 1, 2000,  provided
          that  there shall not be so excluded software
          development  costs which are  capitalized  by
          the  Borrower in accordance with  GAAP  on  a
          basis  consistent  with  that  described   in
          Note 1(d) of the Borrower's audited financial statements dated January 1, 2000.

     3.   Commitment (Non-Usage) Fee.

          (a) Section 3.1. Section 3.1 of the Credit Agreement is deleted and is replaced by the following:

               3.1    Commitment  Fees
                      ----------------.   The  Borrower
          shall  pay  to  the Agent, for the  pro  rata
          account of each Bank, a commitment fee  at  a
          rate   per  annum  equal  to  the  Applicable
          Commitment  Fee Margin on the  daily  average
          unused amount of such Bank's Revolving Credit
          Commitment, for the period from and including
          the  date  of  the  First  Amendment  to  but
          excluding  the earlier of the date  Revolving
          Credit  Commitments  are  terminated  or  the
          Revolving  Credit Termination Date.   Accrued
          commitment fees shall be payable on each Quarterly Date and on the dates referred to in the immediately preceding sentence.

          (b)   Conforming Definitions.  Section 1.1 of  the
     Credit Agreement is amended to add the following definitions in the appropriate alphabetical order:

               "Applicable Commitment Fee Margin
                --------------------------------" means
          as  follows:   if at the end  of  any  fiscal
          quarter the Tangible Net Worth Ratio is within the respective ranges set forth below, then the Applicable Commitment Fee Margin at all times during the second succeeding fiscal quarter shall be the percentage set forth opposite such ratio:

               Tangible Net Worth Ratio          Margin
               ------------------------          ------

               Greater than 1.25 to 1            0.32%

               Less than or equal to 1.25
               to 1, but greater than .80 to 1   0.25%

               Less than or equal to .80 to 1    0.18%

          provided, however, that during any period that the Borrower has failed to deliver the financial statements or the Borrowing Base and Compliance Certificate as required by
          Section 6.1 hereof, the Applicable Commitment
          Fee Margin shall be 0.32%.

               "First   Amendment
                -----------------"  means   the   First
          Amendment to Credit Agreement, dated as of June 30, 2000, among the parties to the Credit Agreement.

     4.    Tangible Net Worth Ratio.  Section 6.6 of  the  Credit
Agreement is deleted and is replaced by the following:

               6.6   Minimum Tangible Net  Worth
                     ---------------------------.   The
          Borrower  shall not permit its  Tangible  Net
          Worth on any date to be less than the sum  of
          (i)   $300,000,000, plus (ii) an amount equal
          to    50%    of   its   Consolidated    Net

          Income (without reduction for any deficit  in
          its Consolidated  Net  Income) for the period
          from the  date  of  the  First  Amendment  to
          and  including   the  date  of  determination
          thereof,  computed  on   a  cumulative  basis
          for  such  entire period.

     5.     Fixed  Charge  Ratio.   Section  6.8  of  the  Credit
Agreement is deleted and is replaced by the following:

               6.8   Fixed Charge Coverage Ratio
                     ---------------------------.   The
          Borrower  will  not at any  time  permit  the
          ratio  of  Consolidated Income Available  for
          Fixed  Charges  to  Fixed  Charges  for   the
          Borrower's   most  recently  completed   four
          fiscal quarters to be less than 2 to 1.

          For purposes of this Section 6.8 only, the following terms shall have the following meanings:

                    Capitalized Lease
                    ----------------- - Any  lease  the
               obligation for Rentals with respect to which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

                    Consolidated  Income Available  for
                    -----------------------------------
               Fixed Charges
               ------------- - For any period, the  sum
               of (i) Consolidated Net Income, plus (to
               the   extent   deducted  in  determining
               Consolidated  Net  Income),   (ii)   all
               provisions for any federal, state, or other income taxes made by the Borrower and the Subsidiary Guarantors during such period plus (iii) Fixed Charges.

                    Consolidated Net Income
                    ----------------------- -  For  any
               period, the consolidated net income  (or
               deficit)   of  the  Borrower   and   the
               Subsidiary  Guarantors after  deducting,
               without   duplication,   all   operating
               expenses,  provisions for all taxes  and
               reserves    (including   reserves    for
               deferred  income taxes)  and  all  other
               proper  deductions,  all  determined  in
               accordance with GAAP and after deducting
               portions of income properly attributable
               to  outstanding minority  interests,  if
               any, in Subsidiary Guarantors; provided,
               however,  that there shall  be  excluded
               (i)  any  income  (or  deficit)  of  any
               Person  accrued  prior to  the  date  it
               becomes a Subsidiary Guarantor or merges
               into  or  consolidates with the Borrower
               or  a  Subsidiary  Guarantor;  (ii)  the
               income (or deficit) of any Person (other
               than  a  Subsidiary Guarantor) in  which
               the Borrower or any Subsidiary Guarantor
               has  any ownership interest (except that
               any such income actually received by the
               Borrower or such Subsidiary Guarantor in
               the  form  of  cash dividends  shall  be
               included without limitation); (iii)  any
               gains   or  losses,  or  other   income,
               properly classified as extraordinary  in
               accordance with GAAP; (iv) any gains  or
               losses,  or  other income, characterized
               as   non-recurring  in   the   financial
               statements delivered pursuant to Section
               6.1; (v) any gain or loss resulting from
               the  sale  of  fixed or  capital  assets
               other  than  in the ordinary  course  of
               business;  (vi) any portion of  the  net
               income  of a Subsidiary Guarantor  which
               for  any reason (other than solely as  a
               result of any restrictions contained  in
               Section  6.12 of this Agreement)  cannot
               be   distributed  as  a  cash  dividend;
               (vii)  any  gain or loss resulting  from
               the  sale  or other disposition  of  any
               Investment;  (viii) any gains  resulting
               from  the  reappraisal,  revaluation  or
               write-up  of  assets and  any  gains  or
               losses  resulting from the  reappraisal,
               revaluation   or   write-up    of    the
               Borrower's      original     $70,000,000
               Investment    in    CareInsite,    Inc.;
               (ix)  proceeds  of  any  life  insurance
               policy;  (x) any gain or loss  resulting
               from  the  acquisition of any securities
               of   the   Borrower  or  any  Subsidiary
               Guarantor; and (xi) any reversal of  any
               reserve,  except  to  the  extent   that
               provision for such reserve shall have been made from income arising during the fiscal period in which such reversal occurs.

                    Fixed Charges
                    ------------- - For any period, the
               sum  of  (i) interest expense (including
               the  interest component of Rentals under
               Capitalized  Leases),  amortization   of
               debt    discount    and    expense    on
               Indebtedness  of  the Borrower  and  the
               Subsidiary Guarantors during such period
               and  (ii) Rentals under all leases other
               than  Capitalized Leases of the Borrower
               and     the    Subsidiary    Guarantors,
               determined on a consolidated basis in accordance with GAAP.

                    Investments
                    ----------- - All investments  made
               in  cash  or  by delivery  of  property,
               directly  or indirectly, in any  Person,
               whether  by  acquisition  of  shares  of
               capital  stock,  indebtedness  or  other
               obligations  or securities or  by  loan,
               advance,    capital   contribution    or
               otherwise;   provided,   however,   that
               "Investments" shall not mean or include investments in property to be used, held for use or consumed in the ordinary course of business.

                    Rentals
                    -------  -  As of the date  of  any
               determination   thereof,    all    fixed
               payments  (including all payments  which
               the  lessee is obligated to make to  the
               lessor  on termination of the  lease  or
               surrender  of the property)  payable  by
               the  Borrower or a Subsidiary Guarantor,
               as  lessee or sublessee under a lease of
               real or personal property, but exclusive
               of  any  amounts required to be paid  by
               the  Borrower or a Subsidiary  Guarantor
               (whether  or not designated as rents  or
               additional   rents)   on   account    of
               maintenance, repairs, insurance,  taxes,
               assessments,  amortization  and  similar
               charges.   Fixed  rents  under  any  so-
               called  "percentage  leases"  shall   be
               computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

                    Voting Stock
                    ------------ - Capital stock of any
               class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

     6.   Financial Covenants to Apply to Borrower and Subsidiary
Guarantors.   The  following definitions in Section  1.1  of  the
Credit Agreement are amended to read as follows:

               "Consolidated  Net Income
                ------------------------"  shall  mean,
          for any period, the net income and net losses of the Borrower and the Subsidiary Guarantors on a consolidated basis as defined according to GAAP.

               "Consolidated Net Worth
                ----------------------" shall mean,  at
          any   date,   the  amount  shown  as   "total
          shareholders'  equity" (or any like  caption)
          on   a  consolidated  balance  sheet  of  the
          Borrower and the Subsidiary Guarantors in accordance with GAAP.

               "Current  Assets
                ---------------"  shall  mean,  at  any
          date, the current assets of the Borrower  and
          the  Subsidiary  Guarantors determined  on  a
          consolidated  basis  as  of  such   date   in
          accordance with GAAP.

               "Current Liabilities
                -------------------" shall mean, at any
          date, the current liabilities of the Borrower
          and the Subsidiary Guarantors determined on a
          consolidated  basis  as  of  such   date   in
          accordance with GAAP.

               "EBITDA
                ------"  shall  mean, for  any  period,
          Consolidated  Net Income for  the  period  in
          question plus
                   ---- (a) the sum of (i) all  amounts
          deducted in arriving at such Consolidated Net
          Income  in  respect to Interest  Expense  for
          such  period; federal, state and local income
          taxes  for  such  period;  depreciation   and
          amortization  and other noncash  nonoperating
          charges  for such period; and to  the  extent
          not  included  in  the  above,  miscellaneous
          expenses from nonoperating transactions which
          do  not relate to any extraordinary items for
          such period and (ii) extraordinary losses for
          such  period, minus (b) the sum  of  (i)  all
          amounts   included   in  arriving   at   such
          Consolidated   Net  Income  in   respect   of
          miscellaneous   income   from    nonoperating
          transactions and which do not relate to any extraordinary items for such period; and (ii) all extraordinary profits for the period, determined on a consolidated basis for the Borrower and the Subsidiary Guarantors.

               "Interest Expense
                ----------------" shall mean,  for  any
          period,  all  cash  and noncash  interest  on
          Indebtedness (including imputed  interest  on
          Capital  Lease Obligations) of  the  Borrower
          and  the  Subsidiary Guarantors  during  such
          period;  provided
                   --------, however
                             -------, that there  shall
          be  added to "Interest Expense" any  fees  or
          commissions  or  net losses amortized  during
          such   period   under   any   Interest   Rate
          Protection   Agreement  and   any   fees   or
          commissions payable in connection with any letters of credit during such period and there shall be subtracted from "Interest
          Expense"  any  net gains under  any  Interest
          Rate Protection Agreement during such period.

               "Tangible  Net Worth Ratio
                -------------------------" shall  mean,
          at  any  date,  the ratio of  (i)  the  total
          liabilities   of   the   Borrower   and   the
          Subsidiary   Guarantors   determined   on   a
          consolidated   basis   on   such   date,   to
          (ii) Tangible Net Worth

          on such date.

     7. Release of Cerner Belgium from Guaranty. The Bank hereby releases Cerner Belgium, Inc., a Delaware corporation formerly known as Cerner Healthwise, Inc., from all liabilities and other obligations Cerner Belgium, Inc. has under the Guaranty, dated April 1, 1999, from Cerner Healthwise, Inc. and certain other Subsidiary Guarantors in favor of the Bank (the "Subsidiary Guaranty"). The foregoing release shall not release or limit the liability of, or impose any duty on the Bank now or hereafter to release or limit the liability of, any other existing or future Subsidiary Guarantor under the Subsidiary Guaranty or any other Person now or hereafter liable in whole or in part for the payment or performance of any of the Obligations, whether pursuant to a Guarantee, any of the Credit Documents, or otherwise.

     8. Conditions Precedent to Amendment. Notwithstanding anything in this Amendment to the contrary, unless and to the extent the Bank waives the benefits of this sentence by giving written notice thereof to the Borrower, the Bank shall have no duties under this Amendment, nor shall any waivers, releases or other concessions, if any, made or given by the Bank under this Amendment be effective, in each case until the Bank has received fully executed originals of each of the following, each in form and substance satisfactory to the Bank:

          (a)  Amendment. This Amendment;

          (b) Assumption Agreement. An Assumption Agreement in favor of the Bank, dated on or about the date hereof, from Cerner Investment Corp., Cerner Campus Redevelopment Corporation and Health Network Ventures, Inc. whereby such Persons agree to become Subsidiary Guarantors and be bound by the Subsidiary Guaranty, together with the related Secretary's Certificates signed by each such Person in favor of the Bank; and

          (c)   Other.   Such  other documents as  the  Bank  may
     reasonably request in connection with the transactions contemplated hereby.

     9. Firstar. Firstar Bank Midwest, N.A. is the successor to Mercantile Bank. Accordingly, unless the context clearly requires otherwise, all references in the Credit Agreement and the other Credit Documents to Mercantile Bank (whether in its capacity as Agent, the Issuing Bank or as a Bank) are amended to refer instead to "Firstar Bank Midwest, N.A., and its successors and assigns".

     10. Representations and Warranties. The Borrower represents and warrants to the Agent. the Bank and the Issuing Bank as follows: (a) it is a duly organized and validly existing corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform its obligations in respect of each of the foregoing; (b) the execution, delivery and performance by the Borrower of this Amendment and any documents contemplated hereby or any transactions contemplated hereby do not violate or conflict with, or require any consent under, (i) the Borrower's certificate of incorporation, by-laws, or any other agreement or document relating to the Borrower's existence or authority to act, (ii) any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (iii) any court order, judicial proceeding or any administrative or arbitral order or decree, or (iv) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other Person is necessary for the Borrower to enter into this Amendment or any document contemplated hereby or any transaction contemplated hereby or to perform its obligations with respect to each of the foregoing.

     11. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent, the Issuing Bank and the Bank, as a material inducement to the Agent, the Issuing Bank and the Bank to enter into this Amendment and the transactions contemplated hereby, that: (a) the Borrower has no (and, in any event, hereby waives any) defense, claim or right of setoff in respect of the Credit Agreement, any of the other Credit Documents or the actions or inactions of the Agent, the Issuing Bank or the Bank; and (b) all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

     12.   No  Other Amendments.  Except as amended  hereby,  the
Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the Borrower in accordance with their respective terms.

     13. Counterparts; Fax Signatures. This Amendment and any document contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any document contemplated hereby may be executed and delivered by facsimile or other electronic transmission, and any such execution or delivery shall be fully effective as if executed and delivered in person.

     14. Legal Fees. The Borrower shall pay all legal fees and expenses incurred by the Agent in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein, such legal fees not to exceed $2,000.

     15. Mo.Rev.Stat. ' 432.045 Required Notice. The following statement is given pursuant to Mo.Rev.Stat. ' 432.045: "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE
STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT." All other Credit Documents are incorporated into this Amendment; provided, however, that, to the extent of any direct conflict between the terms and conditions of the other Credit Documents and this Amendment, the terms and conditions of this Amendment shall prevail and govern.

     16. Governing Law. This Amendment shall be governed by the laws of the State of Missouri without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                       CERNER CORPORATION, a Delaware corporation



                       By:_______________________________________
                       Name:
                       Title:


                       FIRSTAR BANK MIDWEST, N.A., successor   to
                       Mercantile Bank,as Agent, as Issuing Bank and as a Bank



                       By:_______________________________________
                       Name:
                       Title:





                     Consent of Guarantors


     Reference is made to the Guaranty dated as of April 1, 1999, in favor of the Agent, on behalf of the Banks and the Issuing Bank, to which the undersigned are parties, either as an original signatory thereto or pursuant to any subsequent assumption, joinder or other agreements (each a "Guarantor
                                      ---------"), and any  other
guaranty executed by any Guarantor in favor of the Agent  or  any
Bank or the Issuing Bank relating to any indebtedness of the Borrower to any Bank or the Issuing Bank (collectively, with
respect   to   each  Guarantor,  such  Guarantor's   "Guaranty
                                                      --------").
Capitalized  terms  used  and  not defined  in  this  Consent  of
Guarantors  have  the  meanings  given  to  them  in  the  Credit
Agreement referred to in the above Amendment. To induce the Agent, the Issuing Bank and the Bank to enter into the above Amendment, each Guarantor: (a) consents to the Borrower, the Agent, the Issuing Bank and the Bank entering into the above Amendment; (b) agrees that the execution, delivery and performance of the above Amendment and any documents or transactions contemplated thereby shall not discharge, limit or otherwise impair the obligations of such Guarantor under such Guarantor's Guaranty; (c) agrees that such Guarantor's Guaranty is and remains in full force and effect and is enforceable against such Guarantor in accordance with its terms; (d) waives any defense, claim or right of setoff such Guarantor may have in respect of such Guarantor's Guaranty, the Credit Agreement, the other Credit Documents or the actions or inactions of the Agent, the Issuing Bank or the Bank; and (e) agrees that neither the Agent, the Issuing Bank or the Bank has any duty to give such Guarantor notice of or obtain such Guarantor's consent to the transactions described in the above Amendment, and that the Agent, the Issuing Bank and the Bank's giving of notice to such Guarantor and obtainment of such Guarantor's consent in this instance shall not impose any similar or other duty upon the Agent, the Issuing Bank or the Bank in any future matter or transaction.

     This Consent of Guarantors may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts and by different parties thereto.


CERNER INTERNATIONAL, INC.,        CERNER MULTUM, INC.,
a Delaware corporation             a   Delaware  corporation,
                                   formerly  known  as Multum
                                   Information Services, Inc.


By:________________________        By:_______________________
Name:                              Name:
Title:                             Title:


CERNER  PROPERTIES,  INC.,         CERNER HEALTH FACTS, INC.,
a    Delaware   corporation        a    Delaware  corporation


By:________________________        By:_______________________
Name:                              Name:
Title:                             Title:


CERNER HEALTH CONNECTIONS,         CERNER         PERFORMANCE
INC.                               LOGISTICS, INC.,
a Delaware     corporation         a    Delaware  corporation


By:________________________        By:_______________________
Name:                              Name:
Title:                             Title:



CERNER INVESTMENT CORP.,           CERNER              CAMPUS
A Nevada corporation               REDEVELOPMENT CORPORATION,
                                   a   Missouri corporation



By:________________________        By:_______________________
Name:                              Name:
Title:                             Title:

HEALTH NETWORK VENTURES, INC.,
a Delaware corporation



By:________________________
Name:
Title: